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                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM



We hereby consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 ("Registration Statement") of our report dated November 25, 2003, relating to the financial statements and financial highlights of H&Q Healthcare Investors (the "Fund"), which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
Boston, Massachusetts
May 26, 2004